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                                                                  FORM OF PROXY
                          MIDLAND FINANCIAL GROUP, INC.
                                 REVOCABLE PROXY
                (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
               MIDLAND FINANCIAL GROUP, INC. FOR A SPECIAL MEETING
                  OF SHAREHOLDERS TO BE HELD ON MARCH 7, 1997)

     The undersigned hereby appoints Joseph W. McLeary and Elena Barham, and either of them with full powers of substitution, as attorneys and proxies for the undersigned, to represent and vote shares of Common Stock of Midland Financial Group, Inc. ("Midland") standing in my name on the books and records of Midland at the close of business on January 13, 1997 which the undersigned is entitled to cast at the Special Meeting of Shareholders to be held at Midland's offices at 825 Crossover Lane, Memphis, Tennessee 38117 on March 7, 1997 at 9:00 a.m., local time, and at any and all adjournments as follows:

Approval of the Agreement and Plan of Merger dated as of November 6, 1996 (the "Merger Agreement") among Midland, The Progressive Corporation ("Progressive") and TPC Acquisition Corporation ("Merger Sub") which provides for, among other things, the proposed merger of Merger Sub, a Tennessee corporation, that is a wholly-owned subsidiary of Progressive, with and into Midland (the "Merger") with Midland to be the surviving corporation in the Merger and a wholly-owned subsidiary of Progressive.

For                            Against                        Abstain
---                            -------                        -------


________                       ________                       ________



NOTE: The Board of Directors is not aware of any other business that may come before the meeting.

THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED IF NO CHOICE IS MADE HEREON.

     Any holder of Midland Common Stock who has delivered a proxy may revoke it any time before it is voted by attending the Special Meeting and voting in person at the meeting or by giving notice of revocation in writing or submitting a signed proxy card bearing either the same date but delivered at a later time or a later date to Midland, at 825 Crossover Lane, Memphis, Tennessee 38117,
Attention: Secretary, provided such notice or proxy is actually received by Midland before the vote of shareholders. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and, after notification to the Secretary of Midland at the Special Meeting of the shareholder's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt of a Notice of Special Meeting called for the 7th day of March, 1997 and the Proxy Statement dated February 7, 1997 prior to the execution of this Proxy.


                                                ______________________________
                                                Print Name of Shareholder


                                                ______________________________
                                                Signature of Shareholder

                                                ______________________________
                                                Print Name of Shareholder


Date:_________________                          ______________________________
                                                Signature of Shareholder

(Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If more than one trustee, all should sign. If shares are held jointly, each holder should sign.)